UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	November 22, 2013 (November 18, 2013)

Ener-Core, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-173040	45-0525350
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9400 Toledo Way Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	949-616-3300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Agreement.

On November 18, 2013, the registrant entered into the following agreements:

•	Subscription Agreement by and among the registrant and two accredited investors (the “Investors”); and

•	Registration Rights Agreement by and among the registrant and the Investors.

A copy of each of the foregoing agreements is included and filed as Exhibits 99.1 and 99.2 to this current report on Form 8-K.  The following is a brief description of the terms and conditions of each such agreement and the transactions contemplated thereunder that are material to the registrant, which description is qualified in its entirety by the agreements attached as exhibits and incorporated herein by reference.

The Subscription Agreement

Pursuant to the Subscription Agreement, the registrant agreed to sell and issue up to 6,000,000 shares of the registrant’s common stock, par value $0.0001 per share (“Common Stock”), at $1.00 per share in one or more closings until December 31, 2013. The registrant, however, is not obligated to sell a minimum number of shares prior to any closing. At the closing on November 18, 2013 (the “Initial Closing”), the registrant accepted the subscription by the Investors for 1,500,000 shares of Common Stock in the aggregate (the “Shares”), resulting in gross proceeds of $1.5 million.

The Purchase Agreement includes customary representations and warranties by each party thereto.  In addition, the registrant agreed:

•         That its board of directors will adopt a budget for each of the next three fiscal years within 30 days after the beginning of each fiscal year;

•         To obtain key persons insurance;

•         To require each employee and consultant to enter into a non-disclosure and proprietary rights assignment agreement with the registrant;

•         To require each employee to enter into a one-year non-solicitation agreement; and

•         To enter into the Registration Rights Agreement with the Investors.

Merriman Capital, Inc., who acted as the placement agent in connection with the Initial Closing, received a commission of $120,000 for its services, plus reimbursement of certain related expenses of $473.80. The registrant is also obligated to issue to the placement agent warrants to purchase up to 8% of the Shares, which the registrant intends to issue upon the final closing of the Subscription Agreement.

The Registration Rights Agreement

Pursuant to the Registration Rights Agreement, the registrant agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) to register the Shares as soon as reasonable after the earlier of: (i) the SEC declaring effective the registration statement covering securities for which the registrant has existing registration obligations, (ii) all such securities being sold under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), (iii) all such securities being eligible for resale without volume or manner-of-sale restrictions under Rule 144, (iv) all such securities being transferred and eligible for resale without subsequent registration under the Securities Act, or (v) all such securities ceasing to be outstanding. The registration statement must also remain continuously effective for not less than 90 days, unless all of the Shares have been disposed of prior to such date.

The Registration Rights Agreement also provides for standard inclusion cut-backs upon the occurrence of certain limited events. Further, under certain circumstances, the filing or effectiveness of the registration statement may be postponed if such registration would (i) materially interfere with a subsequent financing or a significant acquisition, corporate reorganization, or other similar transaction; (ii) require premature disclosure of material information for which a bona fide business purpose for preserving as confidential exists; (iii) render an inability to comply with requirements under the Securities Act or the Securities Exchange Act of 1934, as amended; (iv) require audited financial statements as of a date other than the registrant’s fiscal year end; (v) require the preparation of pro forma financial statements that are required to be included in a registration statement; or (vi) have a material adverse effect on the registrant.

Item 3.02	Unregistered Sales of Equity Securities.

As more fully described in Item 1.01 above, on November 18, 2013, in connection with and pursuant to the Subscription Agreement, the registrant sold the Shares to the Investors for gross proceeds of $1.5 million.  Such sale was exempt from registration pursuant to Regulation D under the Securities Act.  The registrant made this determination based on the representations of the Investors, which included, in pertinent part, that each Investor was an “accredited investor” as that term is defined in Regulation D under the Securities Act, and that such Investor was acquiring the Shares for investment purposes for its own account and not as nominee or agent, and not with a view to the resale or distribution thereof, and that such Investor understood that the Shares may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 9.01	Financial Statement and Exhibits.

(d)	EXHIBITS

Exhibit Number	Description
99.1	Subscription Agreement.
99.2	Registration Rights Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENER-CORE, INC.
Date:	November 22, 2013	(Registrant)

		By:	/s/ Alain J. Castro
Alain J. Castro
Chief Executive Officer